UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2011

REX AMERICAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09097	31-1095548
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2875 Needmore Road, Dayton, Ohio	45414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 276-3931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Items 2.01 and 2.03 is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 1, 2011, REX NuGen, LLC, a wholly owned subsidiary of REX American Resources Corporation (“REX”) completed the acquisition of 51,051 Class A membership interest units of NuGen Energy, LLC (“NuGen”) from Central Farmers Cooperative (“CFC”) pursuant to a Unit Purchase Agreement dated July 25, 2011 (the “Unit Purchase Agreement”) among REX and CFC, as extended and amended. The Class A Units purchased constitute a 51% voting interest and a 49.75% equity interest in NuGen (the “Purchased Units”). Following the purchase, REX owns all the outstanding Class A membership interest units in NuGen, representing a 100% voting interest and a 97.55% equity interest in NuGen. NuGen owns and operates an ethanol refinery and production facility with an annual nameplate capacity of 100 million gallons located in Marion, South Dakota.

The purchase price for the Purchased Units, which included payment of REX’s remaining contingent consideration liability for the purchase of its initial 48.9% voting interest and 47.77% equity interest in NuGen in June 2010, was $12,678,000, paid at closing. REX also contributed an additional $7,000,000 to NuGen at closing to reduce long-term debt.

The foregoing description of the Unit Purchase Agreement is qualified in its entirety by reference to the Unit Purchase Agreement which is filed as Exhibit 10(a) to this report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 1, 2011, NuGen Energy, LLC (“NuGen”), a subsidiary of REX American Resources Corporation, entered into a Loan Agreement (the “Loan Agreement”) with First National Bank of Omaha as a Bank, Administrative Agent, Accounts Bank and Collateral Agent, and the other Banks party thereto. The Loan Agreement provides for a term loan of $55,000,000 for the purpose of refinancing NuGen’s existing indebtedness and a $10,000,000 revolving line of credit. The term loan bears interest at three month LIBOR plus 3.25% subject to a 4% floor, is payable in quarterly installments based on a ten year amortization schedule, and matures on October 31, 2016. Borrowings under the revolving loan are subject to a borrowing base of specified percentages of NuGen’s inventory and eligible accounts receivable less amounts outstanding under the revolving loan and letters of credit. Revolving loan borrowings bear interest at one month LIBOR plus 3% subject to a 3.75% floor, and are payable in full on November 1, 2012, renewable annually.

The Loan Agreement replaces NuGen’s prior revolving credit and security agreement with Dougherty Funding LLC. The Loan Agreement contains financial covenants requiring NuGen to maintain a specified fixed charge coverage ratio and minimum working capital, and to apply specified percentages of excess cash flow annually to the term loan, as well as customary affirmative and negative covenants and events of default. The term loan and revolving loan borrowings are secured by all the property, assets and contracts of NuGen.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement which is filed as Exhibit 4(a) to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required by this Item for the acquisition described in Item 2.01 will be filed by amendment not later than 71 days after the due date of this report.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item for the acquisition described in Item 2.01 will be filed by amendment not later than 71 days after the due date of this report.

(d) Exhibits

4(a)	Loan Agreement dated November 1, 2011 among NuGen Energy, LLC, First National Bank of Omaha as a Bank, Administrative Agent, Accounts Bank and Collateral Agent, and the other Banks party thereto

10(a)	Unit Purchase Agreement dated July 25, 2011 among REX NuGen, LLC and Central Farmers Cooperative, as extended and amended by letter amendments dated July 26, 2011 and August 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX AMERICAN RESOURCES CORPORATION

Date: November 2, 2011	By:	/s/ DOUGLAS L. BRUGGEMAN

	Name:	Douglas L. Bruggeman
	Title:	Vice President-Finance, Chief Financial Officer and Treasurer